CUSIP No.	009411109

Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value US$0.001 per share, of AirMedia Group Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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CUSIP No.	009411109

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 9, 2015.

Dated: October 9, 2015

/s/ Herman Man Guo
Herman Man Guo

Wealthy Environment Limited
By:	/s/ Herman Man Guo

Name:	Herman Man Guo
Title:	Director

/s/ Dan Shao
Dan Shao

Global Earning Pacific Limited

By:	/s/ Dan Shao

Name:	Dan Shao
Title:	Director

/s/ Qing Xu
Qing Xu

Mambo Fiesta Limited

By:	/s/ Qing Xu

Name:	Qing Xu
Title:	Director

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